Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:

Karen A. Perlman

SVP, Chief Marketing Officer

MB Financial Bank

(847) 653-1788

kperlman@mbfinancial.com

Jill York

VP, Chief Financial Officer

MB Financial, Inc.

(847) 653-1991

jyork@mbfinancial.com

MB FINANCIAL BANK ACQUIRES BROADWAY BANK AND NEW CENTURY BANK

READY TO SERVE FINANCIAL NEEDS OF RETAIL AND BUSINESS CUSTOMERS

CHICAGO, IL — (April 23, 2010)  Mitchell Feiger, president and CEO of MB Financial, Inc. (NASDAQ: MBFI), announced that MBFI’s subsidiary, Chicago-based MB Financial Bank, N.A., acquired  the deposits and loans of  two Chicago-based banks — Broadway Bank and New Century Bank — at the close of business today in a transaction facilitated by the Federal Deposit Insurance Corporation (FDIC). These are MB’s fifth and sixth FDIC-assisted transactions since 2009.

“We are pleased to once again work with the FDIC to provide a safe and secure home at MB for these banking relationships,” says Feiger. “Our top priority is to assure customers that their deposits are safe and remain readily available to them.  MB has been part of Chicago-area banking for 100 years. We have a healthy balance sheet and a strong capital and liquidity position.”

According to Feiger, both banks offer attractively-situated branches that nicely complement MB’s growing branch network.

The four Broadway Bank and three New Century Bank branches will reopen as MB Financial Bank branches on their next normally-scheduled business day. Broadway Bank and New Century Bank and current MB customers should continue to bank as usual.

“Once we move Broadway Bank and New Century Bank computer operating systems to those at MB, all customers will have access to nearly 90 locations; our Telephone Banking Center, which is open seven days a week and our Internet Banking systems. We expect all customers to have access to our ATM network within one week,” adds Feiger. “MB looks forward to serving the banking needs of customers of both banks and being an involved neighbor in our new communities.”

Customers who have questions about today’s Broadway Bank transaction can call the FDIC toll-free at 1-800-887-7340. The phone number will be operational this evening until 9 p.m., CDT; on Saturday from 9 a.m. to 6 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; and thereafter from 8:00 a.m. to 8:00 p.m., CDT. Interested parties can also visit the FDIC’s Web site at http://www.fdic.gov/bank/individual/failed/broadway.html.

Customers who have questions about today’s New Century Bank transaction can call the FDIC toll-free at 1-800-883-4390. The phone number will be operational this evening until 9 p.m., CDT; on Saturday from 9 a.m. to 6 p.m., CDT; on Sunday from noon to 6:00 p.m., CDT; and thereafter from 8:00 a.m. to 8:00 p.m., CDT. Interested parties can also visit the FDIC’s Web site at http://www.fdic.gov/bank/individual/failed/new-century-il.html.

MB Financial, Inc. will host a conference call at 12:00 p.m. CDT on April 26, 2010.  The number to call in the United States is 1.866.700.7101 (Passcode: 67615351).  This call is being webcast and can be accessed via the company’s web site at www.mbfinancial.com under Investor Relations.

MB Financial Bank is a locally-operated financial institution that has been delivering competitive personalized service for 100 years to businesses and individuals who live and work in the Chicago metropolitan area.  MB Financial Bank has nearly 90 locations throughout the Chicagoland area.

MB Financial Bank is the Illinois local operating unit of MB Financial, Inc., a financial services holding company which is traded on the NASDAQ as “MBFI.” MB Financial, based in Chicago, has more than $10 billion in assets. Information about MB Financial can be found at www.mbfinancial.com.

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Safe Harbor Statement: Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in such statements, as discussed in MB Financial Inc.’s filings with the Securities and Exchange Commission.